UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): March 14, 2022

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of PHX Minerals Inc. (the “Company”) has appointed Steve Packebush to serve as a director on the Company’s Board, with an effective date of April 1, 2022.  Mr. Packebush accepted the Company’s offer to serve on the Board on March 14, 2022.  Mr. Packebush’s appointment fills the Board vacancy created by the departure of Christopher T. Fraser, who retired from the Company’s Board effective March 2, 2022. Mr. Packebush will serve on the Audit Committee of the Company’s Board. Mr. Packebush’s term on the Company’s Board ends at the 2023 annual meeting of shareholders, which the Company intends to hold in March 2023, or at such time as his successor has been elected and qualified.  His compensation will be consistent with the non-employee director compensation described under “Compensation of Directors” in the Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2022, which description is incorporated herein by reference.  In addition, the Company will enter into its form of Amended Indemnification Agreement with Mr. Packebush, a copy of which has been filed as Exhibit 10 to the Company’s Current Report on Form 8‑K filed with the SEC on June 19, 2007.

Mr. Packebush is a founder and partner in Elevar Partners, LLC, a company providing advisory services and capital solutions for companies in the agriculture and energy markets. Prior to Elevar Partners, Mr. Packebush worked at Koch Industries, Inc. for over 30 years, retiring in March 2018. Until his retirement, he was the president of Koch Ag & Energy Solutions (“KAES”). Under his leadership, KAES grew to be one of world’s largest fertilizer companies. Mr. Packebush also oversaw the expansion of KAES, which included the addition of three start-up businesses: Koch Energy Services became one of the largest natural gas marketing companies in North America; Koch Methanol supplied methanol to global customers in the plywood, carpet, fuels, and plastics markets; and Koch Agronomic Services became a global leader in enhanced-efficiency fertilizer production and marketing. Mr. Packebush currently serves on the LSB Industries, Inc. and Monolith Materials Inc. board of directors. He is a graduate of Kansas State University with a bachelor’s degree in agricultural economics.

There is no arrangement or understanding between Mr. Packebush and any other persons pursuant to which Mr. Packebush was appointed as a director. Furthermore, there are no transactions between Mr. Packebush and the Company that would be required to be reported under Item 404(a) of Regulation S‑K.

Item 7.01	Regulation FD Disclosure.

On March 17, 2022, the Company issued a press release announcing the appointment of Steve Packebush to the Company’s Board.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX MINERALS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
President and Chief Executive Officer

DATE:	March 17, 2022